Exhibit 99.1

EVI Industries, Inc.

4500 Biscayne Boulevard, Suite 340

Miami, Florida 33137

Henry M. Nahmad (305) 402-9300

Chairman & CEO

Michael Steiner (305) 402-9300

Executive Vice President

EVI Industries Sets Records for First Quarter of Fiscal 2020

Miami, FL – November 12, 2019 – EVI Industries, Inc. (NYSE American: EVI) announced today record results for the three months ended September 30, 2019, including records in revenue, gross profit, gross margin, and adjusted EBITDA. Operating performance for three months ended September 30, 2019 reflects the results of the Company’s buy-and-build growth strategy.

Earnings Conference Call

The Company has provided a pre-recorded earnings conference call and business update in the “Investors” section of the Company’s website at www.evi-ind.com or by clicking here https://ir.evi-ind.com/message-from-the-ceo.

Financial Performance

(compared to the same period of the prior fiscal year)

First Quarter Results

▪	Revenue increased 28% to a record $56 million,
▪	Gross profit increased 42% to a record $14 million,
▪	Gross margin increased from 22% to a record 25%,
▪	Operating income decreased 11% to $1.3 million,
▪	Net income decreased 27% to $0.6 million, and
▪	Adjusted EBITDA increased 7% to a record $2.5 million.

Highlights to Financial Performance

Acquisitions

On August 1, 2019, the Company acquired substantially all of the assets of New York-based Commercial Laundry Products, Inc., Professional Laundry Systems of PA, Inc., and Professional Laundry Systems West, Inc. (collectively, “PLS”). The addition of PLS expands the Company’s geographic footprint and increases its market share in the Northeast.

Henry M. Nahmad, Chairman and CEO commented: “We continue to identify and pursue many acquisitions and strategic transactions in the commercial laundry industry and across a wide-range of exciting and available opportunities in related industries. Given our Company’s reputation, growth record, financial resources, entrepreneurial culture, and long-term growth objectives, we believe it is an ideal time for quality independent distributors and service providers to join the EVI family and pursue additional growth with the full extent of our resources.”

Revenue

For the three months ended September 30, 2019, revenues increased 28% from $43 million to a record $56 million. The increase in revenue was primarily due to the results of operations of acquired businesses that were not consolidated into the Company’s financial statements for all or part of the prior year period.

Gross Profit and Gross Margin

For the three months ended September 30, 2019, gross profit increased 42% from $10 million to a record $14 million. For the three months ended September 30, 2019, gross margin increased 240-basis points from 22% to 25%. The increase in gross margin was primarily due to EVI’s engagement during the three months ended September 30, 2018 in a larger number of longer-term contracts, which generally result in a lower gross margin as compared to other equipment sales. In the absence of such longer-term contracts, gross margins nevertheless increased by 30 basis points to 25.3%.

Operating Income

Operating income decreased $0.2 million primarily due to continued investment in the Company’s businesses as part of its long-term growth strategy, including expenses related to recruiting, training, and deploying sales and service professionals, cultivating the future leaders of our businesses, and developing and establishing best operating practices through collaboration. The Company’s operating results also reflect increased investments aimed to modernize its businesses through the implementation of advanced technologies from which the Company may achieve operating efficiencies. Additionally, operating expenses have increased due to the Company’s growth, including increased public company and related expenses, and expenses incurred in connection with the pursuit of various acquisition and strategic opportunities. EVI believes these investments, initiatives and expenses will have a positive impact on the Company’s ability to achieve its long-term growth goals.

Henry M. Nahmad, Chairman and CEO commented: “We are pleased to report a strong start to fiscal 2020 and continued momentum following a record growth year in fiscal 2019. We continue to seek attractive investments across our businesses in the pursuit of future growth and do not believe that we have begun to reap the full benefits of our growing size. We intend for EVI to continue to thoughtfully build its commercial laundry business across North America and believe that our Company is well positioned to pursue buy and build opportunities in complementary product and service industries.”

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income as shown in the attached Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor, and a provider of advisory and technical services. Through the Company’s vast sales organization, it provides its customers planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories, to single or multiple units of equipment, to large complex systems, as well as installation, maintenance and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risks related to EVI’s business, results, financial condition, prospects, and growth strategy and plans, risks associated with EVI’s buy-and-build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities where or when expected, or at all, that acquisition and other strategic opportunities may not be available to EVI to the extent anticipated or at all, that the potential benefits of transactions may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with transactions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with transactions, risks related to the business, operations and prospects of acquired businesses, their ability to achieve growth and EVI’s ability to support growth efforts, risks related to EVI’s and its acquired businesses’ relationships with principal suppliers and customers, including EVI’s ability to expand or maintain such relationships, and the impact that the loss of any principal supplier or customer could have on EVI’s results and financial condition, risks related to EVI’s ability to successfully build its existing operations, risks relating to EVI’s ability to identify growth opportunities in, successfully enter into, and compete effectively in, other industries, including complementary product and service industries, as well as trends related to those industries and the timing of any such efforts, risks related to organic growth initiatives, risks that investments, initiatives and expenses may not result in the benefits anticipated, including long-term growth, and other economic, competitive, governmental, technological and other risks and factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019. Many of these risks and factors are beyond EVI’s control. In addition, past performance of EVI and its acquired businesses and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	09/30/19	09/30/18

Revenues	$55,681	$43,375
Cost of Sales	41,847	33,653
Gross Profit	13,834	9,722
SG&A	12,553	8,290
Operating Income	1,281	1,432
Interest Expense, net	422	165
Income before Income Taxes	859	1,267
Provision for Income Taxes	279	471
Net Income	$580	$796

Net Income per Share
Basic	$0.05	$0.07
Diluted	$0.04	$0.06

Weighted Average Shares Outstanding
Basic	11,777	11,236
Diluted	12,216	11,774

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	09/30/19	09/30/18

Net Income	$580	$796
Provision for Income Taxes	279	471
Interest Expense	422	165
Depreciation and Amortization	811	533
Amortization of Share-based Compensation	453	414
Adjusted EBITDA	$2,545	$2,379